Exhibit 99.3

The risks described below are being disclosed in order to update the risks described under the caption “Risk Factors” in Part I, Item 1A of the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) filed by the Company, as updated by the risks described under the caption “Risk Factors” in Part II, Item 1A of the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 (the “Quarterly Report”) filed by the Company, and should be read in conjunction with the other information presented in the Annual Report, including our consolidated financial statements and related notes, the Quarterly Report and the other reports we file with the Securities and Exchange Commission from time to time.

These risks are also not the only risks and uncertainties facing us. The occurrence of any of the following risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition and results of operations. This Exhibit also contains forward-looking statements and estimates that involve risks and uncertainties, as discussed in Part I of the Annual Report under the caption “Disclosure Regarding Forward-Looking Statements” and Part I of the Quarterly Report under the caption “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in any forward‑looking statements as a result of many factors, including the risk factors and uncertainties described below.

The words “Company,” “we,” “our,” “us,” “ModivCare” and similar terms as used in this Exhibit 99.3 refer to ModivCare Inc. and, except as otherwise specified herein, its consolidated subsidiaries. When such terms are used in reference to the Company’s common stock, $0.001 par value per share, or our “Common Stock,” we are referring specifically and only to the capital stock of ModivCare Inc.

We may not be successful in implementing our business plan, which may force us to seek additional strategic alternatives in the future.

We are undertaking a number of actions pursuant to our go-forward business plan in order to improve the performance of our business, including, but not limited to, contract renegotiations, cost cutting, lowering capital expenditures, centralizing various back-office processes, using technology to streamline processes and practicing efficient management of our workforce.

The timely improvement of our business as well as our ability to maintain an adequate level of liquidity are subject to various risks, some of which are outside of our control. Such risks have included, and continue to include, difficulties in managing our revenue cycle and cash flows. In particular, our ability to collect outstanding contract receivables for services rendered is critical to the success of our business plan. As disclosed in the Quarterly Report, we face a prolonged time interval between earning revenue and collecting receivables under outstanding contracts with some of our customers due to complexities in Medicare, Medicaid and non-governmental payor arrangements. This prolonged interval between the Company fulfilling its performance obligations and collecting the cash owed for its services from its customers has lengthened collection periods and increased the uncertainty concerning the timing of the collection of these corresponding outstanding contract receivables. While we are making various efforts to reduce collection periods, we cannot give assurance that such efforts will be successful and that our customers will cooperate and effectively allow us to bill and collect payment for our services in a more timely manner. Similarly, our transition to fee-for-service contracts may involve a prolonged interval between the Company fulfilling its obligations and receiving the cash it is owed. Unlike our full-risk contracts where we are paid a fixed fee per member for service provided or our shared-risk contracts where we are paid a lower fixed monthly fee per member with an additional amount to be paid at a future date as described above, our fee-for-service contracts provide for a payment on a per-ride or per-customer basis but the payments will only be made in arrears, typically 60 to 75 days after the services are rendered. Accordingly, we expect a near-term impact on our cash flows as we manage this transition. Delays experienced in connection with collections have had, and further delays could have, an adverse effect on our business, financial condition, results of operations and liquidity.

In recent years we have underperformed in implementing our business plan. If we are not successful in implementing our business plan, our business, financial condition, results of operations and liquidity may be adversely affected, which may force us to consider additional strategic alternatives, including (subject to market conditions) restructuring or refinancing our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, selling assets, other strategic transactions and/or other measures. Such strategic alternatives involve significant uncertainties, potential delays, significant costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. Our ability to pursue any strategic alternatives will depend on, among other things, our business plans, operating performance, changes in the economic or business environment, investor demand, the condition of the capital markets and the support of our existing lenders and shareholders. The agreements governing our indebtedness also contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in any strategic alternative.

For example, we are commencing a strategic review of our assets, which may include divestitures of certain of our assets. There can be no assurance that we will be able to consummate such sales on acceptable terms, or at all. In addition, the agreements governing our indebtedness restrict our ability to dispose of certain assets and, even if we are able to consummate such dispositions, restrict the use the proceeds from such dispositions to the repayment of indebtedness. Therefore, even if we successfully consummate such sales, we may not be able to use the proceeds of such sales to, for example, meet our liquidity needs or make investments in our business. The process of negotiating with buyers and implementing a sale may also take a prolonged period of time, may adversely affect our relationships with existing and potential customers and may lead to increased employee turnover, any of which may harm our business, financial condition, results of operation and liquidity.

Our failure to implement our business plan or successfully consummate strategic alternatives could have important consequences, including the following:

●	our ability to continue as a going concern could be adversely affected;

●	our ability to obtain financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements could be adversely affected;

●	we would be required to dedicate a substantial portion of our cash flows to debt payments instead of for other purposes;

●	our ability to attract and retain employees and capitalize on business opportunities may be adversely affected;

●	we could be placed at a competitive disadvantage compared to our competitors that may have less debt;

●	our flexibility in planning for and reacting to changes in the industry in which we compete could be limited; and

●	our vulnerability to general adverse economic conditions could increase.

We have a history of operating losses and negative cash flow and failure to improve our financial condition could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We have a history of operating losses and expect to continue to generate negative cash flows from operations in the near term. We incurred net losses of $204.5 million for the year ended December 31, 2023 and $177.8 million for the nine months ended September 30, 2024. As a result, we face uncertainty regarding the adequacy of our long-term liquidity and capital resources. In addition to the cash requirements necessary to fund ongoing operations, we have incurred, and will continue to incur, significant professional fees and other costs in connection with advisory services provided to the Company regarding its financial condition and related transactions. We cannot assure you that available cash on hand and cash generated from operations, net of capital expenditures, will be sufficient to continue to fund our operations.

Our liquidity, including our ability to meet our ongoing operational obligations, is dependent upon, among other things, our ability to maintain adequate cash on hand and our ability to generate cash flow from operations (including, but not limited to, our ability to collect outstanding contract receivables in a timely manner).

On January 9, 2025, we entered into an amendment to our credit agreement, pursuant to which we obtained $75.0 million of additional capital from a consortium of our existing lenders in the form of an incremental term loan (the “Incremental Term Loan”), which will mature on January 10, 2026. This amendment increased the interest rates across our revolving and term loan credit facilities and tightened certain covenants. This amendment also provided the Company with financial covenant relief in the form of (i) a covenant holiday with respect to the maximum net leverage ratio and interest coverage ratio from the fourth fiscal quarter of 2024 through and including the second fiscal quarter of 2025, (ii) resetting the maximum total net leverage ratio covenant to 6.75:1.00 for the third fiscal quarter of 2025 and the fourth fiscal quarter of 2025 and (iii) resetting the minimum interest coverage ratio to 1.65:1.00 for the third fiscal quarter of 2025 and the fourth fiscal quarter of 2025. The Company will also be required to maintain minimum liquidity of $25.0 million and be subject to a cash variance compliance test with respect to aggregate disbursements and aggregate receipts, subject to customary cures. If our financial condition does not improve organically and if we are unable to obtain adequate additional financing to meet our liquidity needs or consummate other appropriate strategic alternatives, we may need further covenant relief in the future. In the event additional financing or covenant relief is required in the future, we may be required to pay additional fees to our creditors and/or agree to additional covenants that limit our ability to engage in specified types of transactions. There can be no assurance that additional financing and/or covenant relief will be available in the future on acceptable terms, or at all. Failure to improve our financial condition and/or failure to obtain covenant relief from our creditors in the future may require us to delay, limit or curtail our operations or otherwise impede our business strategy, which may have a material adverse effect on our business, financial condition, results of operations and liquidity and our ability to continue as a going concern.

We may not be able to generate sufficient cash to service all of our indebtedness and may be forced to take other actions to satisfy our obligations, including raising additional capital in the future. Such capital may be unavailable to us on acceptable terms or at all.

Our ability to make scheduled payments or refinance our obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. In connection with the borrowing of the Incremental Term Loan, we agreed to pay higher interest rates on amounts borrowed under our revolving credit facility and our term loan credit facility, thus increasing our overall interest expense. We also agreed to repay the Incremental Term Loan on or prior to January 10, 2026.

In addition, on January 9, 2025, we entered into a purchase and exchange agreement with an existing shareholder, Coliseum Capital Management (“Coliseum”), pursuant to which Coliseum has committed $30 million to purchase new second lien senior notes due 2029, subject to the approval of 66-2/3% of the Company’s stockholders other than Coliseum under Section 203 of the Delaware General Corporation Law. We cannot give assurance that we will obtain such stockholder approval in a timely manner, or at all. If we do not obtain such stockholder approval, or if any of the other conditions to such purchase are not satisfied or waived, we will not receive such capital from Coliseum and may be required to raise alternative capital.

If our cash flows and capital resources are insufficient to fund our obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital, or restructure or refinance our existing indebtedness and other obligations. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt obligations. If we are unable to effect any such alternative measures to fund our obligations, it may have a material adverse effect on our business, financial condition, results of operations and liquidity.

In addition, in case we are able to raise additional capital through equity offerings, we may issue shares of our common stock or other securities. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants further limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or other operating restrictions that could adversely impact our ability to conduct our business.

If we cannot make scheduled payments on our debt, or if we violate certain covenants in our debt agreements and such violations are not cured or waived within the applicable time periods, we will be in default and, as a result, lenders under any of our existing and future indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under our debt instruments could terminate their commitments to issue letters of credit and our secured lenders could foreclose against the assets securing such borrowings. In these or other circumstances, we may be forced to pursue reorganization or restructuring proceedings under applicable bankruptcy or insolvency laws, including seeking protection under Chapters 7 or 11 of the U.S. Bankruptcy Code. Any or all of these events could result in your losing your investment.

We have experienced significant turnover in our senior management team and across our organization, and our failure to attract and retain qualified personnel, skilled workers and key officers could have an adverse effect on us.

We have recently experienced and will continue to experience significant turnover in our board of directors and senior management team. In December 2024, two of our directors resigned, and two other directors were appointed to the board. In addition, in connection with the Incremental Term Loan, we agreed to appoint three directors to the board. We have also recently experienced reductions in our workforce. Our ability to retain key employees in the long-term is affected by our financial situation, our business performance and our ability to successfully implement our go-forward business plan. As a result of our negotiations with lenders and other investors, we may continue to experience turnover in our senior management team and board of directors. Our business may be adversely affected by the transitions in our senior management team and reduction in workforce, and turnover at the senior management level may create instability within the Company, which could disrupt and impede our day-to-day operations and our ability to fully implement our business plan and growth strategy. In addition, management transition inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution, and our business, financial condition, results of operations and liquidity could be negatively impacted as a result. Competition for key management personnel is intense. If we fail to successfully attract and appoint permanent replacements with the appropriate expertise, we could experience increased employee turnover and harm to our business, financial condition, results of operations and liquidity. The search for permanent replacements could also result in significant recruiting and relocation costs, as well as increased salary and benefit costs.

Negotiations regarding new capital investment in the Company may consume a substantial portion of the time and attention of our management, which may have an adverse effect on our business, financial condition, results of operations and liquidity.

Our management has spent, and may continue to be required to spend, a significant amount of time and effort focusing on negotiations with existing debt and equity holders of the Company and new investors. This diversion of attention may have a material adverse effect on the conduct of our business, and, as a result, on our business, financial condition, results of operations and liquidity, particularly if such negotiations are protracted.

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